EXHIBIT 16


                   [Letterhead of PricewaterhouseCoopers LLP]


February  15,  2000

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.   20549

Commissioners:
We have read the statements made by ID Technologies Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 17, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Yours  very  truly,


/s/  PricewaterhouseCoopers  LLP

PricewaterhouseCoopers  LLP